UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  June 24, 2015

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On June 24, 2015, PostRock Energy Services Corporation and PostRock MidContinent Production, LLC, the borrowers under the Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (the “Credit Agreement”), entered into an amendment to the Credit Agreement, which among other things, (a) reduces the borrowing base to $76,000,000 as a result of the May 2015 redetermination, (b) establishes a six-month schedule for the elimination of the resulting $10,380,000 borrowing base deficiency by December 22, 2015, and (c) provides for a further redetermination of the borrowing base to be effective on or about August 1, 2015 based on the borrowers’ December 31, 2014 reserve report, which redetermined borrowing base will then be in effect until the next regularly scheduled borrowing base determination in November 2015.  PostRock intends to repay the borrowing base deficiency using cash on hand, cash flow from operations, proceeds from the sale of assets and/or settlements of hedges. Until the borrowing base deficiency is paid in full, the borrowers will not be able to reborrow any amounts repaid under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

/s/ Casey E. Bigelow
Casey E. Bigelow
Chief Accounting Officer, Secretary and Treasurer

Date: June 30, 2015